. EXHIBIT 99.2
To assist investors in assessing 3Q23 results, the following disclosures have been made available in this 8-K filing:
–Identified items of $0.01 per share assuming dilution, as noted on page 1 of the news release
–A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 7 of the news release

3Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings/(Loss), $M (unless noted)		3Q23	2Q23	1Q23	4Q22	3Q22
Upstream	United States	1,566	920	1,632	2,493	3,110
	Non-U.S.	4,559	3,657	4,825	5,708	9,309
	Total	6,125	4,577	6,457	8,201	12,419
Energy Products	United States	1,356	1,528	1,910	2,188	3,008
	Non-U.S.	1,086	782	2,273	1,882	2,811
	Total	2,442	2,310	4,183	4,070	5,819
Chemical Products	United States	338	486	324	298	635
	Non-U.S.	(89)	342	47	(48)	177
	Total	249	828	371	250	812
Specialty Products	United States	326	373	451	406	306
	Non-U.S.	293	298	323	354	456
	Total	619	671	774	760	762
Corporate and Financing		(365)	(506)	(355)	(531)	(152)
Net income attributable to ExxonMobil (U.S. GAAP)		9,070	7,880	11,430	12,750	19,660
Earnings/(Loss) per common share (U.S. GAAP)		2.25	1.94	2.79	3.09	4.68
Earnings/(Loss) per common share - assuming dilution (U.S. GAAP)		2.25	1.94	2.79	3.09	4.68

Effective Income Tax Rate, %		34%	33%	34%	36%	29%

Capital and Exploration Expenditures, $M		3Q23	2Q23	1Q23	4Q22	3Q22
Upstream	United States	2,241	2,206	2,108	2,118	1,837
	Non-U.S.	2,560	2,403	2,473	3,297	2,244
	Total	4,801	4,609	4,581	5,415	4,081
Energy Products	United States	261	349	358	343	316
	Non-U.S.	386	382	327	405	274
	Total	647	731	685	748	590
Chemical Products	United States	103	152	285	332	310
	Non-U.S.	268	507	546	824	644
	Total	371	659	831	1,156	954
Specialty Products	United States	16	14	11	12	15
	Non-U.S.	95	89	80	90	72
	Total	111	103	91	102	87
Other		92	64	192	42	16
Total Capital and Exploration Expenditures		6,022	6,166	6,380	7,463	5,728
Exploration expenses, including dry holes		338	133	141	348	218

Cash Capital Expenditures, $M		3Q23	2Q23	1Q23	4Q22	3Q22
Additions to property, plant and equipment		4,920	5,359	5,412	5,783	4,876
Net investments and advances		276	284	367	905	184
Total Cash Capital Expenditures		5,196	5,643	5,779	6,688	5,060

Total Cash and Cash Equivalents, $G		33.0	29.6	32.7	29.7	30.5

Total Debt, $G		41.3	41.5	41.4	41.2	45.4

Cash Flow from Operations and Asset Sales excluding working capital (non-GAAP), $M		3Q23	2Q23	1Q23	4Q22	3Q22
Net cash provided by operating activities (GAAP)		15,963	9,383	16,341	17,621	24,425
Proceeds associated with asset sales		917	1,287	854	1,333	2,682
Cash flow from operations and asset sales (non-GAAP)		16,880	10,670	17,195	18,954	27,107
Changes in operational working capital		(1,821)	3,583	302	200	(1,667)
Cash flow from operations and asset sales excluding working capital (non-GAAP)		15,059	14,253	17,497	19,154	25,440

Common Shares Outstanding, millions		3Q23	2Q23	1Q23	4Q22	3Q22
At quarter end		3,963	4,003	4,043	4,082	4,118
Weighted-average - assuming dilution		4,025	4,066	4,102	4,138	4,185

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3Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)
Upstream Volumes	3Q23	2Q23	1Q23	4Q22	3Q22
Liquids production (kbd) ¹
United States	756	785	820	789	783
Canada/Other Americas	655	618	670	682	641
Europe	4	4	4	4	4
Africa	229	206	220	223	249
Asia	713	702	749	725	666
Australia/Oceania	40	38	32	38	46
Worldwide liquids production	2,397	2,353	2,495	2,461	2,389
¹ Net production of crude oil, natural gas liquids, bitumen and synthetic oil, kbd.

Natural gas production available for sale (mcfd)
United States	2,271	2,346	2,367	2,383	2,351
Canada/Other Americas	94	97	94	74	158
Europe	368	375	548	536	541
Africa	129	86	134	89	70
Asia	3,528	3,350	3,597	3,704	3,304
Australia/Oceania	1,358	1,275	1,276	1,381	1,539
Worldwide natural gas production available for sale	7,748	7,529	8,016	8,167	7,963

Oil-equivalent production, koebd ²	3,688	3,608	3,831	3,822	3,716
² Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

Manufacturing Throughput and Sales	3Q23	2Q23	1Q23	4Q22	3Q22
Refinery throughput, kbd
United States	1,868	1,944	1,643	1,694	1,742
Canada	415	388	417	433	426
Europe	1,251	1,209	1,189	1,157	1,253
Asia Pacific	517	463	565	532	557
Other	164	169	184	167	187
Worldwide refinery throughput	4,215	4,173	3,998	3,983	4,165

Energy Products sales, kbd
United States	2,626	2,743	2,459	2,507	2,479
Non-U.S.	2,925	2,916	2,818	2,916	3,058
Worldwide Energy Products sales	5,551	5,658	5,277	5,423	5,537

Gasolines, naphthas	2,316	2,401	2,177	2,270	2,335
Heating oils, kerosene, diesel	1,834	1,842	1,770	1,798	1,818
Aviation fuels	358	344	312	349	365
Heavy fuels	229	228	215	210	252
Other energy products	814	844	803	796	767
Worldwide Energy Products sales	5,551	5,658	5,277	5,423	5,537

Chemical Products sales, kt
United States	1,750	1,725	1,561	1,583	1,658
Non-U.S.	3,358	3,124	3,088	3,076	3,023
Worldwide Chemical Products sales	5,108	4,849	4,649	4,658	4,680

Specialty Products sales, kt
United States	498	514	476	455	483
Non-U.S.	1,414	1,391	1,464	1,332	1,434
Worldwide Specialty Products sales	1,912	1,905	1,940	1,787	1,917

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3Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)
Earnings Factor Analysis, $M	3Q23 vs 3Q22	3Q23 vs 2Q23	2023 vs 2022 (YTD)
Upstream
Prior Period	12,419	4,577	28,278
Realization	(5,690)	1,220	(13,850)
Volume / Mix	(150)	170	420
Expenses	(180)	(140)	(390)
Identified Items	(590)	—	2,190
Other	320	300	510
Current Period	6,125	6,125	17,159
Energy Products
Prior Period	5,819	2,310	10,896
Margin	(2,970)	70	(1,490)
Volume / Mix	(50)	220	130
Expenses	(80)	60	(380)
Identified Items	(30)	(50)	(50)
Other	(250)	(170)	(170)
Current Period	2,442	2,442	8,935
Chemical Products
Prior Period	812	828	3,293
Margin	(480)	(670)	(1,060)
Volume / Mix	140	150	(370)
Expenses	(170)	(30)	(380)
Other	(50)	(30)	(40)
Current Period	249	249	1,448
Specialty Products
Prior Period	762	671	1,655
Margin	(120)	(60)	620
Volume / Mix	(20)	10	(130)
Expenses	30	60	(10)
Other	(30)	(60)	(70)
Current Period	619	619	2,064

Upstream Volume Factor Analysis, koebd	3Q23 vs 3Q22	3Q23 vs 2Q23	2023 vs 2022 (YTD)
Prior Period	3,716	3,608	3,708
Entitlements - Net Interest	(6)	—	(32)
Entitlements - Price / Spend / Other	44	(18)	66
Government Mandates	(36)	12	(28)
Divestments	(109)	(7)	(130)
Growth / Other	79	93	125
Current Period	3,688	3,688	3,709

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3Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)
Average Realization Data	3Q23	2Q23	1Q23	4Q22	3Q22
United States
ExxonMobil
Crude ($/b)	80.45	71.36	73.95	82.14	91.69
Natural Gas ($/kcf)	2.30	1.45	3.20	6.62	8.38

Benchmarks
WTI ($/b)	82.50	73.78	76.11	82.85	91.76
ANS-WC ($/b)	87.90	78.43	79.14	87.96	98.82
Henry Hub ($/mbtu)	2.54	2.09	3.44	6.26	8.20

Non-U.S.
ExxonMobil
Crude ($/b)	77.48	70.08	67.93	75.78	91.42
Natural Gas ($/kcf)	10.50	11.44	17.39	21.11	22.92
European NG ($/kcf)	13.71	14.61	27.46	35.52	37.24

Benchmarks
Brent ($/b)	86.76	78.40	81.28	88.71	100.85

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the third quarter of 2023. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.

Sources and Uses of Funds, $M	3Q23	YTD 2023
Beginning Cash	29,557	29,665
Earnings	9,070	28,380
Depreciation	4,415	12,901
Working Capital / Other	2,478	406
Proceeds Associated with Asset Sales	917	3,058
Cash Capital Expenditures ¹	(5,196)	(16,618)
Shareholder Distributions	(8,075)	(24,193)
Debt / Other Financing	(193)	(626)
Ending Cash	32,973	32,973
¹ 3Q23 Cash Capital Expenditures includes PP&E adds of ($4.9B) and net advances of ($0.3B). YTD Cash Capital Expenditures includes PP&E adds of ($15.7B) and net advances of ($0.9B).

Throughout this press release, both Exhibit 99.1 as well as Exhibit 99.2, due to rounding, numbers presented may not add up precisely to the totals indicated.